TEREX CORPORATION [NYSE: TEX]

CONFERENCE CALL

Thursday, October 26, 2006 at 8:30 a.m. Eastern Time

Westport, CT, October 17, 2006 - You are invited by Terex Corporation to participate in a conference call to review its third quarter 2006 financial results. The live call will begin on Thursday, October 26, 2006 at 8:30 a.m., Eastern Time. Ronald M. DeFeo, Chairman and CEO, will host the call.

To access the call, call (877) 726-6603 on Thursday, October 26, 2006 at least 10 minutes before the call is scheduled to begin.

To accommodate our audiences in earlier time zones or anyone unable to listen, there will be a replay of the teleconference. The replay will be available shortly after the conclusion of the call and can be accessed until Thursday, November 2, 2006 at 5:00 p.m., Eastern Time. To access the replay, please call (800) 642-1687 and enter conference id #8548092.

International participants should call (706) 634-5517 at least 15 minutes before the start of the conference call. To access the replay, please call (706) 645-9291 and enter conference id #8548092.

Terex Corporation will be releasing its third quarter 2006 financial results to the wire services on Wednesday, October 25, 2006 after market close. You may visit our Website, www.terex.com, for immediate access to this press release under the About Terex – Investor Relations section.

Also, a simultaneous, listen-only mode webcast of this conference call will be available on www.terex.com. Those who wish to listen to the conference call should visit the About Terex – Investor Relations section of our Website at least 15 minutes prior to the event’s broadcast. Then, follow the instructions provided to assure that the necessary audio applications are downloaded and installed. These programs can be obtained at no charge to the user.

For further information, please contact Elizabeth Gaal, Investor Relations Associate at (203) 222-5942.

Terex Corporation is a diversified global manufacturer with 2005 revenue of $6.4 billion. Terex operates in five business segments: Terex Construction, Terex Cranes, Terex Aerial Work Platforms, Terex Materials Processing & Mining, and Terex Roadbuilding, Utility Products and Other. Terex manufactures a broad range of equipment for use in various industries, including the construction, infrastructure, quarrying, surface mining, shipping, transportation, refining, and utility industries. Terex offers a complete line of financial products and services to assist in the acquisition of Terex equipment through Terex Financial Services. More information on Terex can be found at www.terex.com.

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Terex Corporation

500 Post Road East, Westport, Connecticut 06880

Telephone: (203) 222-7170, Fax: (203) 222-7976